Exhibit 10.11

AGREEMENT

THIS AGREEMENT made on this            day      02 FEB 2010              of                     .

Between

Renewable Fuel Corp, a company incorporated in Nevada with its registered office at 7251, West Lake Mead Boulevard Suite 300, Las Vegas, Nevada 89128, USA (hereinafter called "RFC") of the one part.

AND

Dakap Capaian Sdn Bhd (Company No: 776589-D), a company incorporated in Malaysia with its registered office at No.39-3, Jalan Wangsa Setia 3, Wangsa Melawati, 53300 Kuala Lumpur, Malaysia (hereinafter called "DCSB") of the second part.

AND

Bio Aspect Sdn Bhd (Company No: 733606-X), a  company incorporated in Malaysia with its registered office at 13-2, Jalan 6/38D, Plaza Sinar, Taman Sri Sinar, Segambut, 51200 Kuala Lumpur, Malaysia (hereinafter called "BA") of the third part

AND

Exquisite Foresight Sdn Bhd (Company No: 724705-A), a company incorporated in Malaysia with its registered office at No.939, A&B, Lorong Merpati, 05200 Alor Star, Kedah, Malaysia (hereinafter called "EF") of the fourth part

AND

Plant Biofuel Corporation Sdn Bhd (Company No: 625499-X), a company incorporated in Malaysia with its registered office at 31C-3, Kelana Mall, Jalan SS6/12, 47301 Petaling Jaya, Selangor, Malaysia (hereinafter called "PBC") of the fifth part

(RFC, DCSB ,BA ,EF and PBC shall hereinafter be referred to individually as “Party” and cumulatively as “Parties”)

WHEREAS :-

1.	BA and EF are registered and beneficial owners of the aggregate number of 73,000,000 ordinary shares in RFC (hereinafter called "the RFC Shares").

2.	RFC holds the entire issued and paid up shares amounting to 24,000,000 ordinary shares of RM 1.00 each in PBC.

3.	DCSB is a locally incorporated wholly Malaysian company and it is associated with both BA and EF.

4.
Pursuant to Clause 7.01, 7.02 and 10.01 of a loan agreement dated 10th October 2007 (hereinafter called “the Loan Agreement”) and entered into between PBC and Bank Pembangunan Malaysia Berhad, a company incorporated in Malaysia and having its place of business at Level 16, Menara Bank Pembangunan, Bandar Wawasan, No. 1016, Jalan Sultan Ismail, 50250 Kuala Lumpur, Malaysia (hereinafter called “BPM”), it is a term of the said loan agreement that PBC to notify BPM for their consent in changes of shareholders or their respective shareholdings or in the management of PBC.

5.
In order to ensure that PBC does not continue to be in default of the terms of the Loan Agreement, RFC has agreed to transfer 51% of its shareholding in PBC amounting to 12,240,000 ordinary shares of RM 1.00 each in PBC (hereinafter called “the PBC Transfer Shares”) to DCSB provided that BA and EF shall simultaneously transfer 26,061,000 and 11,169,000 respectively of the RFC Shares back to RFC, subject to the terms and conditions hereinafter appearing.

NOW IT IS HEREBY AGREED as follows :

1.	SIMULTANEOUS SHARE TRANSFERS

(A)
Subject to Clause 3 hereinbelow and to the conditions and upon the terms hereinafter set forth, RFC hereby agrees to transfer all of their right, title and interest in and to the PBC Transfer Shares free to DCSB simultaneously with the transfer by BA and EF of all their rights, title and interest in and to respectively 26,061,000 and 11,169,000 of the RFC Shares back to RFC.

(B)
Immediately upon the execution of this Agreement, RFC, BA and EFC  shall deliver the following documents to the respective Company Secretaries of both PBC and RFC to facilitate the transfer of the PBC Transfer Shares and RFC Shares in accordance with the terms and conditions of this Agreement:

(i)	the share certificates of the PBC Transfer Shares and the RFC Shares;

(ii)
the transfer forms in respect of the PBC Transfer Shares and the RFC Shares duly executed by RFC, BA and EF respectively in respect of their respective proportions of the PBC Transfer Shares and the RFC Shares in favour of the relevant transferee or its nominees;

(iii)	the resolution of the Board of Directors or the governing body of the respective companies approving the transfer and registration of the PBC Transfer Shares and the RFC Shares as the case may be; and

(iv)
such other documents as may be required to give good title to the PBC Transfer Shares and RFC Shares and to enable the transferees or its nominee(s) to become the registered holders of such shares, as the case may be.

2.	MUTUAL OBLIGATIONS OF THE PARTIES

(A)
RFC hereby agrees that it will assist PBC by providing a corporate guarantee (if required) to BPM of up to forty nine percent (49%) of the total amount of the banking facilities granted by BPM to PBC under the Loan Agreement (hereinafter called “the banking facilities”), subject to mutual agreement of the terms of the corporate guarantee by both BPM and RFC. RFC also agrees in principle to fully settle the whole amount of banking facilities as and when they become due provided firstly that RFC shall be able to undertake the listing of its stock successfully in American Stock Exchange.

(B)
Upon full settlement of the whole amount of banking facilities by RFC, DCSB shall transfer all its rights, title and interest in the PBC Transfer Shares back to RFC and RFC shall simultaneously with the transfer back of the PBC Transfer Shares to RFC by DCSB, transfer the RFC Shares of 26,061,000 and 11,169,000 back to BA and EF in which thereafter BA and EF shall become the registered and beneficial owners of the aggregate number of 73,000,000 ordinary shares in RFC.

3.	CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PARTIES

(A)	This Agreement shall be conditional upon the following conditions being fulfilled on or before the expiry of 1 months from the date of this Agreement (hereinafter called “the Conditional Period”):-

(i)	the approvals of relevant authorities (hereinafter called “the Regulatory Authorities”) for the transfer of the PBC Transfer Shares and RFC Shares being obtained (if applicable);

(ii)	the approval of the shareholders of the respective Parties hereto in general meeting for the transfer of the PBC Transfer Shares and RFC Shares (if required) being obtained.

(B)	Within one (1) month from the date hereof, PBC, BA and EA shall proceed to make the necessary applications for the approvals of the Regulatory Authorities.

(C)
If the approval of any of the Regulatory Authorities is granted subject to any requirement of term or condition which is not satisfactory or acceptable to any party hereto (“Affected Party”), then, the Affected Party shall be entitled to submit an appeal to such Regulatory Authority to waive or vary such requirement, term or condition within twenty one (21) days from the date of receipt of written notification from such Regulatory Authority by the Affected Party.

(D)
If the Affected Party does not appeal to such Regulatory Authority within the twenty one (21) day period stipulated above, then such approval shall be deemed accepted by the Affected Party and obtained for the purpose of this Agreement upon expiry of the said period of twenty one (21) days.

(E)
In the event that the Affected Party elects to appeal to such Regulatory Authority against any term, condition or requirement of such approval which is not satisfactory or acceptable to the Affected Party, within the time period stipulated in Clause 3(D) above and the appeal is rejected or the outcome of the appeal is not acceptable to the Affected Party, the Affected Party shall be entitled to elect:-

(i)
either to terminate this Agreement, by giving written notice to the other party within fourteen (14) days of receipt by the Affected Party of written notification from such Regulatory Authority of the outcome of the appeal; or

(ii)
nevertheless, to accept the outcome of the appeal or the rejection as the case may be by giving written notice to the other party within fourteen (14) days of receipt by the Affected Party of written notification from such Regulatory Authority of the outcome of the appeal in which case the said term, requirement or condition shall be deemed to be satisfactory and acceptable to the Affected Party upon expiry of the aforesaid fourteen (14) day period;

and if the Affected Party fails to elect to exercise either Clause 3(E)(i) or (ii) above within the stipulated time, then, the outcome of the appeal or the rejection, as the case may be, shall be deemed acceptable to the Affected Party and such Approval shall be deemed obtained for the purpose of this Agreement.

(F)
In the event that the Affected Party terminates this Agreement pursuant to Clause 3(E) hereof, this Agreement shall be rescinded and shall be of  no further effect. Thereafter, neither party hereto shall have any claims against the other save and except in respect of any antecedent breach.

(G)
In the event any of the conditions precedents is not fulfilled at the end of the Conditional Period, this Agreement shall be terminated and shall be of no further effect.. Thereafter, neither party hereto shall have any claims against the other save and except in respect of any antecedent breach.

(H)
Notwithstanding Clause 3(A) hereof, the conditions precedent may be waived by the respective Parties hereto, whether wholly or in part, provided that any such waiver shall only be valid if the same is in writing.

4.             TERMINATION

(A)	Any Party aggrieved (hereinafter called “Aggrieved Party”) under this Agreement shall be entitled to terminate this Agreement upon occurrence of any of the following events:-

(i)
if any of the other Parties hereto shall fail to perform or observe any of the covenants, agreements or stipulations to be observed and performed on their part under the terms of this Agreement and do not remedy such breach within seven (7) days from the date of notice in writing from the Aggrieved Party to them; or

(ii)	if a receiver, receiver and manager, trustee or a similar official is appointed over any of the assets or undertaking of the other Parties; or

(iii)	if any of the other Parties are unable to pay its debts when they fall due or any of the other Parties are unable to pay its debts within the meaning of Section 218 of the Act; or

(iv)	if any of the other Parties enters into or resolves to enter into any arrangement, composition or compromise with, or assignment for the benefit of, its creditors or any class of them; or

(v)
if an application or order is made for the winding up or dissolution of any of the other Parties or a resolution is passed or any steps are taken to pass a resolution for the winding up or dissolution of any of the other Parties; or

(vi)	if any of the other Parties ceases or threatens to cease carrying on its business or part thereof.

(B)	Upon termination of this Agreement by the Aggrieved Party, this Agreement shall be of no force and effect save and except for any antecedent breach of the provisions of this Agreement.

5.	WARRANTY

Each of the Parties hereby warrants to each other as follows:-

(i)	it has the corporate powers to enter into, perform and comply with its obligations under this Agreement;

(ii)
all actions, conditions and things required to be taken, fulfilled and done in order to enable it lawfully to enter into and perform and comply with its obligations under this Agreement have been taken, fulfilled and done; and

(iii)	this Agreement, when executed, will be legal, valid, binding and enforceable against it in accordance with the terms thereof.

6.             COSTS

Each Party shall bear its own legal costs in connection with the negotiation and execution of this Agreement. Stamp duty in respect of this Agreement and the transfer of the PBC Transfer Shares and the RFC Shares will be borne by PBC.

7.             ASSIGNMENT

Save as permitted under the terms of this Agreement, no Party may assign or transfer all or any part of its rights or obligations under this Agreement without the prior written consent of the other Parties.

8.             PARTNERSHIP

Nothing in this Agreement shall be deemed to constitute a partnership between the Parties nor onstitute any Party, the agent of the other Party or Parties or otherwise entitle any Party to have authority to bind any other Party or Parties for any purpose.

9.             CONFIDENTIALITY

Except as may be required by law or any regulation or requirement of any government or regulatory authority including but not limited to the American Stock Exchange, each of the Parties agrees not to disclose any information with respect to the terms of this Agreement without the prior written consent of the other Party.

10.            PRESS RELEASE

Wherever practicable, without prejudice to Clause 9, each Party shall seek the prior consent of the other Parties before making any press release or other public statement or disclosure concerning this Agreement or any of the transactions contemplated in it except where such public statement or disclosure is required by any applicable Stock Exchange or any other regulatory authority the Party(s) making such statement or disclosure shall endeavour to have prior consultation with the other Parties on the contents of such statement or disclosure.

11.           NOTICE

Any notice to be given by any Party shall be in writing and shall be deemed duly served if delivered personally or sent by facsimile transmission or by prepaid registered post to the addressee at the address or (as the case may be) the facsimile number of the Party set opposite its name below:-

RFC:
address:  7251, West Lake Mead Boulevard Suite 300, Las Vegas, Nevada 89128, USA
fax:           1-702-920-8183

EA:
address:  No.939, A&B, Lorong Merpati, 05200 Alor Star, Kedah, Malaysia
fax:           604-732 3082

BA:
address:  13-2, Jalan 6/38D, Plaza Sinar, Taman Sri Sinar, Segambut, 51200 Kuala Lumpur, Malaysia
fax:           603-6275 3741

DCSB:
address:  No.39-3, Jalan Wangsa Setia 3, Wangsa Melawati, 53300 Kuala Lumpur, Malaysia
fax:           603-4142 5877

PBC:
address:  31C-3, Kelana Mall, Jalan SS6/12, 47301 Petaling Jaya, Selangor, Malaysia
fax:           603-7880 6022

12.	GOVERNING LAW

(A)	This Agreement shall be governed by, and construed in accordance with, the laws of Malaysia.

(B)
In case any dispute shall arise amongst any of the Parties hereto as to the construction of this Agreement or as to any matter or thing of whatsoever nature arising thereunder or in connection therewith, including any question regarding its existence, validity or termination, such dispute or difference shall, if all the Parties to the dispute so consent in writing, be resolved by arbitration in Kuala Lumpur by a sole arbitrator appointed in accordance with the rules of the Kuala Lumpur International Arbitration Centre. Such arbitration proceedings shall be conducted in English and the award of the arbitrator shall be final and binding on the parties.

13.           INDEMNITY

(A)
Without limiting any other provision of this Agreement, RFC hereby indemnifies DCSB, BA and EF against all claims or actions made by any person against DCSB, BA and/or EF, damages, liabilities, outgoings losses, costs (including legal costs on a solicitor and client basis) and expenses which DCSB, BA and EF may suffer or incur arising from this Agreement; and against any fine, penalty or interest charged against DCSB, BA and/or EF in respect of any breach by RFC under this Agreement

(B)	This Clause shall remain in full force and effect notwithstanding termination of this Agreement for any reason whatsoever.

(C)
DCSB, BA and EF jointly and severally indemnify RFC against all costs, charges and expenses incurred or suffered by RFC (including fees, on a solicitor and client basis) in connection with the bringing of any action, suit, proceeding or claim by RFC in the enforcement or attempted enforcement of the terms of this Agreement.

14.	FURTHER ASSURANCE

Each Party shall take all such steps, execute all such documents and do all such acts and things as may be reasonably required by the other party to give effect to any of the transactions contemplated by this Agreement.

15.           ENTIRE CONTRACT

This Agreement contains the entire agreement and understanding of the Parties with respect to the subject matter and supersedes all prior understandings and representations between the Parties with respect to the Share Transfers.

16.           AMENDMENTS

A variation or an amendment of any term of this Agreement must be in writing and signed by the Parties.

17.           NON- WAIVER

Waiver of any breach or provision of, or any default under, this Agreement must be in writing and signed by the Party granting the waiver.

18.           TIME OF THE ESSENCE

Time for the performance of the obligations under this Agreement, whenever stated in this Agreement, shall be of the essence.

19.           SEVERABILITY

(A)	Any provision of, or the application of any provision of, this Agreement which is prohibited in any jurisdiction is, in that jurisdiction, ineffective only to the extent of that prohibition.

(B)
Any provision of, or the application of any provision of this Agreement, which is void, illegal or unenforceable in any jurisdiction does not affect the validity, legality or enforceability of that provision in any other jurisdiction or of the remaining provision of this Agreement in that or any other jurisdiction.

THE REST OF THIS PAGE IS INTENDED TO BE LEFT BLANK

IN WITNESS WHEREOF the duly authorised signatories of the parties have set their respective hands the day and year first abovewritten.

RENEWABLE FUEL CORP	)
was affixed hereto in accordance	)
with its Articles of Association	)
in the presence of:-)

"/s/ William Van Vliet"
………………………..	……………………………
Witness	Director/Secretary

DAKAP CAPAIAN SDN BHD	)
was affixed hereto in accordance	)
with its Articles of Association	)
in the presence of:-)

"/s/ William Van Vliet"
………………………..	……………………………
Witness	Director/Secretary

BIO ASPECT SDN BHD	)
was affixed hereto in accordance	)
with its Articles of Association	)
in the presence of:-)

"/s/ Ahmad Faizal Bin Jaafar and Tan Yee Hean"
………………………..	……………………………
Witness	Director/Secretary

EXQUISITE FORESIGHT SDN BHD	)
was affixed hereto in accordance	)
with its Articles of Association	)
in the presence of:-)

………………………..	……………………………
Witness	Director/Secretary

PLANT BIOFUEL CORPORATION	)
SDN BHD	)
was affixed hereto in accordance	)
with its Articles of Association	)
in the presence of:-)

"/s/ Ahmad Faizal Bin Jaafar and Tan Yee Hean"
………………………..	……………………………
Witness	Director/Secretary